EXHIBIT 5.1


[Letterhead of  DANZIG GARUBO & KAYE, LLP]


December 19, 1997

Brush Creek Mining and Development Co., Inc.
970 E. Main Street
Suite 200
Grass Valley, CA 95945

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

You have requested our opinion as counsel for Brush Creek Mining and Development Co., Inc., a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and the public offering by a certain selling stockholders (the "Selling Stockholders") of up to 30,097,883 shares of the Company's common stock (the "Shares").

We have examined the Company's Registration Statement on Form S-3 in the form to be filed with the Securities and Exchange Commission (the
"Registration Statement").

We have also examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinion expressed herein.

In connection with our examination, we have assumed the genuineness of the signatures, the authenticity of all documents tendered to us as originals, the legal capacity of natural persons and the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies.



Brush Creek Mining and Development Co., Inc.
December 19, 1997
Page 2


Based on the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that when the Shares have been issued, delivered and paid for as contemplated in the Prospectus forming a part of the Registration Statement and upon issuance by the Company and sale by the Selling Stockholders in the manner described in the Registration Statement, the Shares will be legally issued, fully paid and non-assessable.

We express no opinion with respect to the laws other than those of the States of New Jersey and New York and the federal laws of the United States, and we assume no responsibility as to the applicability or the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

We are furnishing this opinion to the Company solely for its benefit in connection with the Registration Statement. It is not to be used, circulated, quoted or otherwise referred to for any other purpose. Other than the Company, no one is entitled to rely on this opinion.

Very truly yours,

/s/Danzig Garubo & Kaye, LLP
DANZIG GARUBO & KAYE, LLP